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                                                                Exhibit 99.7

                            EXTENSION OF AGREEMENT

     Extension of Agreement made by and between Carnegie International Corporation, a Colorado Corporation and Harbor City Corporation, t/a ACC Telecom, a Maryland Corporation and Barry N. Hunt an individual, and Susan B. Hunt, an individual, said Agreement being dated May 18, 2000.

     Whereas said Agreement expires on May 18, 2000, and the parties desire to extend and continue said Agreement; it is provided that said Agreement shall be extended for an additional term commencing upon the expiration of the original term with the new expiring on March 3, 2001.

     This extension shall be on the same terms and conditions as contained in the original Agreement and as set forth and incorporated herein.

     This extension of Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     Signed this 3rd day of March 2000.


/s/ Richard Greene                       /s/ Lowell Farkas
--------------------------------        --------------------------------
Witness Corporate Secretary             Lowell Farkas, President
                                        Carnegie International Corp.


/s/ Julie Barth                         /s/ Barry N. Hunt
--------------------------------        --------------------------------
Witness                                 Harbor City Corporation,
                                        t/a ACC Telecom


/s/ Julie Barth                         /s/ Barry N. Hunt
--------------------------------        --------------------------------
Witness                                 Barry N. Hunt


/s/ Julie Barth                         /s/ Susan B. Hunt
--------------------------------        --------------------------------
Witness                                 Susan B. Hunt